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          [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD APPEARS HERE]

                                                                     EXHIBIT 5.1


                                 August 7, 1997

Concentric Network Corporation
10590 N. Tantau Avenue
Cupertino, CA  95014

     Re:  REGISTRATION STATEMENT ON FORM S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the
"Registration Statement") to be filed by Concenctric Network Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about August 8, 1997 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 3,882,653 shares of the Company's Common Stock (the "Shares") as follows: (A) 53,344 shares reserved for issuance under options granted pursuant to the Company's 1993 Incentive Stock Option Plan; (B) 344,296 shares reserved for issuance under the Company's 1995 Stock Incentive Plan for Employees and Consultants; (C) 948,764 shares reserved for issuance under the Company's Amended and Restated 1996 Stock Plan; (D) 1,500,000 shares reserved for issuance under the Company's 1997 Stock Plan; (E) 500,000 shares of Common Stock reserved for issuance under the Company's 1997 Employee Stock Purchase Plan, and (F) 536,249 shares reserved for issuance under Option Agreements between the Company and certain optionholders. As your legal counsel, we have reviewed the actions taken and proposed to be taken by you in connection with the sale and issuance of the Shares by the Company under the foregoing plans and options.

     It is our opinion that, upon exercise of options in accordance with the foregoing plans and option agreements, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, and in any prospectuses forming a part thereof and any subsequent amendment thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation


                                            /s/ Wilson Sonsini Goodrich & Rosati